UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 8, 2017

EASTSIDE DISTILLING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54959	20-3937596
(Commission File Number)	(IRS Employer Identification No.)

1805 SE Martin Luther King Jr. Blvd.
Portland, OR	97214
(Address of Principal Executive Offices)	(Zip Code)

(971) 888-4264
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

Acquisition Agreement

On March 8, 2017, Eastside Distilling, Inc., a Nevada corporation (the “Company”) entered into that certain Purchase and Assignment of Membership Interests, Assumption of Obligations, Agreement to be Bound by Limited Liability Company Agreement and Admission of Substituted Member (the “Acquisition Agreement”), with Allen Barteld (“Mr. Barteld”), the sole member and the manager of Motherlode, LLC, an Oregon limited liability company (“Motherlode”) and Motherlode. Under the terms of the Acquisition Agreement, the Company agreed to acquire from Mr. Barteld all of the membership interests in Motherlode in exchange for 260,000 shares of the Company’s common stock (the “Acquisition”). The Acquisition Agreement does not provide for any post-closing adjustments of the consideration paid.

Motherlode owns and operates a distillery bottling business in the greater Portland, Oregon area.

The Acquisition Agreement contains customary representations and warranties as to, among other things:  the organization, good standing, and qualifications to conduct the business of the Company, Mr. Barteld’s power and authority to transfer the membership interests; the valid and marketable title of the membership interests free and clear of all liens; the Company’s authorization to issue the common stock; and compliance with applicable laws, as well as cross-indemnification provisions for losses (as defined in the Acquisition Agreement) arising out of, resulting from, or in connection with any breach of any representation, warranty, covenant or obligation made by the party in the Acquisition Agreement or other documents entered into or delivered in connection with the transactions contemplated by the Acquisition Agreement. Neither the Company nor Mr. Barteld may unilaterally terminate the Acquisition Agreement other than in the event the other party is in material breach of the representations, warranties, covenants or obligations set forth in the Acquisition Agreement, subject to a 20-day cure period. The Acquisition Agreement may be terminated by mutual consent of the parties.

The Acquisition was closed concurrently with the execution of the Acquisition Agreement on March 8, 2017.

A copy of the Acquisition Agreement is incorporated herein by reference and is filed as an exhibit to this Form 8-K. The description of the transactions contemplated by the Acquisition Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

Employment Agreement

In connection with the Acquisition, on March 8, 2017, the Company entered into a three-year employment agreement with Mr. Barteld. Under the terms of the employment agreement, Mr. Barteld will be employed as the President and Chief Executive Officer of Motherlode, and will continue to serve as its manager. Mr. Barteld will initially be paid an annual base salary of $85,000, subject to review from time to time by the Company’s Compensation Committee. Upon the earlier of December 31, 2017 or the closing of a registered public offering of the Company’s common stock that results in net proceeds to the Company of at least $3,000,000, Mr. Barteld’s base salary will be increased to $120,000 per year, subject to review from time to time by the Compensation Committee. The employment agreement further provides that Mr. Barteld is eligible to participate in the Company’s annual bonus plan, the actual payment of which will be determined based upon a combination of Company results and individual performance against applicable performance goals fixed by the Compensation Committee.

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In addition to salary and bonuses as summarized above, the employment agreement provides that Mr. Barteld is eligible to participate in employee benefits plans as the Company may institute from time to time at the discretion of the Company’s Compensation Committee. Initially, at the next meeting of the Compensation Committee, upon recommendation of management, he will be granted 250,000 options under the Company’s 2016 Equity Incentive Plan, which options will vest quarterly over a five-year period, at an exercise price equal to the closing price of the Company’s common stock on the date of grant.

In the event Mr. Barteld’s employment is terminated “without cause” (as defined in the employment agreement) or if he resigns for “good reason” (as defined in the employment agreement, then he will receive, in addition to any compensation otherwise due to him, payment of his then base salary and continuation of his benefits for six months following the termination. Mr. Barteld may not resign for good reason without first providing the Company with written notice of the acts or omissions constituting the grounds for good reason within 90 days of the initial existence of such grounds, and a reasonable cure period of at least 30 days. If his employment is terminated voluntarily, due to death or disability or is terminated for “cause” (as defined in the employment agreement), all vesting of equity grants and awards will immediately cease and only routine compensation provided in the employment agreement will be due.

Any amounts payable under the employment agreement are subject to any policy (whether currently in existence or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to Mr. Barteld. The Company will make any determination for such clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

Finally, Mr. Barteld is subject to confidentiality, non-compete and non-solicitation restrictions.

A copy of the Employment Agreement is incorporated herein by reference and is filed as an exhibit to this Form 8-K. The description of the transactions contemplated by the Employment Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

Item 7.01	Regulation FD Disclosure

On March 14, 2017, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Section Act, except as expressly stated in such filing.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	Purchase and Assignment of Membership Interests, Assumption of Obligations, Agreement to be Bound by Limited Liability Company Agreement and Admission of Substituted Member among the Company, Allen Barteld and Motherlode, LLC, dated as of March 8, 2017
10.2	Employment Agreement between the Company and Allen Barteld dated as of March 1, 2017 and executed on March 8, 2017
99.1	Press release dated March 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

By:	/s/ Grover T. Wickersham
Grover T. Wickersham
Chief Executive Officer and Chairman of the Board

Date: March 14, 2017

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